SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2003

VALASSIS COMMUNICATIONS, INC. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-10991 (Commission File Number)	38-2760940 (IRS Employer Identification No)

19975 Victor Parkway, Livonia, Michigan 48152 (Address of principal executive office)

Registrant’s telephone number, including area code: 734-591-3000

Item 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 28, 2003, Valassis announced its financial results for the quarter ended September 30, 2003. A copy of the Company press release related to this event is furnished as an Exhibit to this Form 8-K.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the press release also discloses two non-GAAP financial measures, earnings and earnings per share prior to a refinance charge. Valassis believes that this information is useful to investors and its management in evaluating on-going business operations.

The information contained herein and the accompanying exhibit shall not be incorporated by reference into any filing by Valassis, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Press Release of Valassis Communications, Inc. dated October 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Robert L. Recchia Robert L. Recchia Executive Vice President and Chief Financial Officer

Dated: October 28, 2003